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Exhibit 99.1

Global Cash Access Holdings, Inc. announces proposed private offering of $350.0 million of senior secured notes and $350.0 million of senior unsecured notes

LAS VEGAS—December 5, 2014—Global Cash Access Holdings, Inc. (NYSE: GCA) ("GCA") announced today that its wholly owned subsidiary, Global Cash Access, Inc. (the "Company"), intends, subject to market and other conditions, to offer $350.0 million of senior secured notes due 2021 (the "Secured Notes") and $350.0 million of senior unsecured notes due 2022 (the "Unsecured Notes," and together with the Secured Notes, the "Notes") in a private offering.

GCA intends to use the net proceeds of the Notes offering, together with borrowings under a new $60.0 million, five-year senior secured revolving credit facility and a $500.0 million, six-year senior secured term loan, and cash on hand to finance its acquisition (the "Multimedia Games Acquisition") of Multimedia Games Holding Company, Inc. (NASDAQ: MGAM) ("Multimedia Games"), including the repayment of certain indebtedness of GCA and Multimedia Games and to pay related fees and expenses. The Notes are initially expected to be issued by the Company's subsidiary, Movie Escrow, Inc.

Upon consummation of the Multimedia Games Acquisition, the Notes will be assumed by the Company and guaranteed on a senior basis by GCA and certain of its subsidiaries. The Secured Notes will be secured by liens on the same collateral that secures indebtedness under the revolving credit facility and the term loan.

The Notes will not be registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor will there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the overall growth of the gaming industry, if any; our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances; our ability to integrate and operate such acquisitions (including Multimedia Games) consistent with our forecasts; our failure to realize the intended benefits of the Multimedia Games Acquisition, including the inability to realize the anticipated synergies in the anticipated amounts (as reflected in Pro Forma Adjusted EBITDA after anticipated cost savings) or within the contemplated time frames or cost expectations, or at all; operating results, cash flows or financial conditions following the Multimedia Games Acquisition that differ materially from the pro forma information contained in the offering document; inability to control Multimedia Games until completion of the Multimedia Games Acquisition; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover. If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 11, 2014, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

GCA is a leading provider of fully integrated cash access solutions and related services to the gaming industry. GCA's products and services provide: (a) gaming establishment patrons access to cash through a variety of methods, including Automated Teller Machine ("ATM") cash withdrawals, credit card cash access transactions, point-of-sale ("POS") debit card transactions, check verification and warranty services and money transfers; (b) integrated cash access devices and related services, such as slot machine ticket redemption and jackpot kiosks to the gaming industry; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. More information is available at GCA's website at www.gcainc.com.

Contacts

Investor Relations
ir@gcamail.com

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  Exhibit 99.1
Global Cash Access Holdings, Inc. announces proposed private offering of $350.0 million of senior secured notes and $350.0 million of senior unsecured notes